As filed with the Securities and Exchange Commission on August 24, 2006
File No. 001-13498

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Assisted Living Concepts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	93-1148702
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

111 West Michigan Street Milwaukee, Wisconsin	53203 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(414) 908-8800

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Class A Common Stock, $0.01 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

Assisted Living Concepts, Inc.

Cross-Reference Sheet Between the Information Statement and Items of Form 10

Information Included in the Information Statement and Incorporated by Reference
into the Registration Statement on Form 10

Our Information Statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item
No.	Caption	Location in Information Statement

1.	Business	“Summary;” “Risk Factors;” and “Business”
1A.	Risk Factors	“Risk Factors”
2.	Financial Information	“Summary — Summary Combined Financial and Other Data;” “Capitalization;” “Selected Combined Financial Data;” “Unaudited Pro Forma Condensed Combined Financial Statements;” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
3.	Properties	“Business — Properties and Facilities”
4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership of Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	“Management”
6.	Executive Compensation	“Management”
7.	Certain Relationships and Related Transactions	“Our Separation from and Relationship with Extendicare After the Exchange”
8.	Legal Proceedings	“Business — Legal Proceedings”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	“Summary;” “Risk Factors;” “The Exchange;” “Capitalization;” “Dividend Policy;” and “Description of Our Capital Stock”
10.	Recent Sale of Unregistered Securities	None
11.	Description of Registrant’s Securities to be Registered	“Description of Our Capital Stock”
12.	Indemnification of Directors and Officers	“Description of Our Capital Stock”
13.	Financial Statements and Supplementary Data	“Summary — Summary Combined Financial and Other Data;” “Selected Combined Financial Data;” “Unaudited Pro Forma Condensed Combined Financial Statements;” “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and “Index to Financial Statements”
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None
15.	Financial Statements and Exhibits	“Index to Financial Statements;” and “Unaudited Pro Forma Condensed Combined Financial Statements”

(a) List of Financial Statements and Schedule.

The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

•	Combined Financial Statements of Assisted Living Concepts, Inc. (a combination of the assisted living businesses in the United States owned by Extendicare Inc.) (“ALC” or the “Company”) as of December 31, 2005 and 2004 and for the three-year period ended December 31, 2005, including Report of Independent Registered Public Accounting Firm.

•	Consolidated Financial Statements of Assisted Living Concepts, Inc. and subsidiaries (“Historic ALC”) as of December 31, 2004 and 2003 and for the three-year period ended December 31, 2005, including Report of Independent Registered Public Accounting Firm.

•	Unaudited Pro Forma Condensed Combined Financial Statements of Assisted Living Concepts, Inc.

Other than Schedule 12-09, which is set forth at the end of the Information Statement, schedules have been omitted because the information required to be set forth therein is not applicable or the information is otherwise included in the Financial Statements or notes thereto.

(b) Exhibits. The following documents are filed as exhibits hereto:

Exhibit
Number	Exhibit Description

2.1	Form of Arrangement Agreement between Extendicare Real Estate Investment Trust, Extendicare Inc., Assisted Living Concepts, Inc. and the other parties thereto.*
2.2	Form of Separation Agreement between Assisted Living Concepts, Inc. and Extendicare Real Estate Investment Trust.
3.1	Form of Amended and Restated Articles of Incorporation of Assisted Living Concepts, Inc.**
3.2	Form of Amended and Restated Bylaws of Assisted Living Concepts, Inc.**
4.1	Specimen Class A common stock certificate of Assisted Living Concepts, Inc.*
10.1	Form of Separation Agreement between Assisted Living Concepts, Inc. and Extendicare Real Estate Investment Trust (filed under Exhibit No. 2.2 to this Form 10).
10.2	Form of Tax Allocation Agreement between Extendicare Inc. and Assisted Living Concepts, Inc.
10.3	Form of Agreement for Payroll and Benefits Services between Assisted Living Concepts, Inc. and Extendicare Health Services, Inc.
10.4	Form of Agreement for Reimbursement Services between Assisted Living Concepts, Inc. and Extendicare Health Services, Inc.
10.5	Form of Technology Services Agreement between Assisted Living Concepts, Inc. and Virtual Care Provider, Inc.**
10.6	Form of Statement of Work related to Technology Services Agreement between Assisted Living Concepts, Inc. and Virtual Care Provider, Inc.**
10.7	Form of 2006 Omnibus Incentive Compensation Plan.**
10.8	Employment Agreement with Laurie A. Bebo.
10.9	Employment Agreement with Terry Usher.
10.10	Employment Agreement with Walter A. Levonowich.
10.11	Employment Agreement with Rae Schweer.
10.12	Form of Purchase and Sale Agreement pertaining to EHSI assisted living facilities.**
10.13	Master Lease Agreement (I) between LTC Properties, Inc. and Texas-LTC Limited Partnership, as Lessor, and Assisted Living Concepts, Inc. and Extendicare Health Services, Inc., as Lessee, dated January 31, 2005.**
10.14	Master Lease Agreement (II) between LTC Properties, Inc., as Lessor, and Assisted Living Concepts, Inc., Carriage House Assisted Living, Inc. and Extendicare Health Services, Inc., as Lessee, dated January 31, 2005.**
21.1	Subsidiaries of Assisted Living Concepts, Inc.**
99.1	Information Statement of Assisted Living Concepts, Inc., subject to completion, dated August 24, 2006.

*	To be filed in a future amendment to this Form 10.

**	Previously filed

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Assisted Living Concepts, Inc.

By:	/s/ Laurie A. Bebo
Laurie A. Bebo
President and Chief Operating Officer

Dated: August 24, 2006

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EXHIBIT INDEX

Exhibit
Number	Exhibit Description

2.1	Form of Arrangement Agreement between Extendicare Real Estate Investment Trust, Extendicare Inc., Assisted Living Concepts, Inc. and the other parties thereto.*
2.2	Form of Separation Agreement between Assisted Living Concepts, Inc. and Extendicare Real Estate Investment Trust.
3.1	Form of Amended and Restated Articles of Incorporation of Assisted Living Concepts, Inc.**
3.2	Form of Amended and Restated Bylaws of Assisted Living Concepts, Inc.**
4.1	Specimen Class A common stock certificate of Assisted Living Concepts, Inc.*
10.1	Form of Separation Agreement between Assisted Living Concepts, Inc. and Extendicare Real Estate Investment Trust (filed under Exhibit No. 2.2 to this Form 10).
10.2	Form of Tax Allocation Agreement between Extendicare Inc. and Assisted Living Concepts, Inc.
10.3	Form of Agreement for Payroll and Benefits Services between Assisted Living Concepts, Inc. and Extendicare Health Services, Inc.
10.4	Form of Agreement for Reimbursement Services between Assisted Living Concepts, Inc. and Extendicare Health Services, Inc.
10.5	Form of Technology Services Agreement between Assisted Living Concepts, Inc. and Virtual Care Provider, Inc.**
10.6	Form of Statement of Work related to Technology Services Agreement between Assisted Living Concepts, Inc. and Virtual Care Provider, Inc.**
10.7	Form of 2006 Omnibus Incentive Compensation Plan.**
10.8	Employment Agreement with Laurie A. Bebo.
10.9	Employment Agreement with Terry Usher.
10.10	Employment Agreement with Walter A. Levonowich.
10.11	Employment Agreement with Rae Schweer.
10.12	Form of Purchase and Sale Agreement pertaining to EHSI assisted living facilities.**
10.13	Master Lease Agreement (I) between LTC Properties, Inc. and Texas-LTC Limited Partnership, as Lessor, and Assisted Living Concepts, Inc. and Extendicare Health Services, Inc., as Lessee, dated January 31, 2005.**
10.14	Master Lease Agreement (II) between LTC Properties, Inc., as Lessor, and Assisted Living Concepts, Inc., Carriage House Assisted Living, Inc. and Extendicare Health Services, Inc., as Lessee, dated January 31, 2005.**
21.1	Subsidiaries of Assisted Living Concepts, Inc.**
99.1	Information Statement of Assisted Living Concepts, Inc., subject to completion, dated August 24, 2006.

*	To be filed in a future amendment to this Form 10.

**	Previously filed

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